EXHIBIT (10)(ii)

                                SECURED TERM NOTE


$2,025,000.00                                                  January  23, 2002
                                                           Boston, Massachusetts

      For value received, the undersigned promises to pay to Citizens Bank of Massachusetts ("Bank"), or order, at Bank, the principal sum of Two Million Twenty-Five Thousand ($2,025,000.00) Dollars in sixty (60) installments, as follows: $8,437.50 on February 1, 2002, and the same amount on the same day of each month thereafter until fifty-nine (59) installments have been made, and a final installment in the amount of $1,518.750.00 on January 1, 2007, with interest from the date hereof on the said principal sum from time to time outstanding at a fixed rate equal to 7.65% per annum. Such interest shall be payable monthly in arrears on the first day of each month, commencing on the first of such dates next succeeding the date hereof. Interest shall be calculated on the basis of actual days elapsed and a 360!day year.

      In all events the entire principal balance, together with all accrued interest is to be fully paid on January 1, 2007.

      In the event of prepayment of the Borrower's obligations to the Bank, either at the Borrower's initiative or upon the exercise by the Bank of its rights in the event of the Borrower's default, the Borrower agrees to pay to the Bank its lost net interest income resulting from the prepayment. Therefore, the Borrower's final payment to the Bank shall consist of all principal amounts outstanding, all interest owing up to the date of such prepayment or demand by the Bank, together with the Bank's lost net interest income, if any, computed as described hereafter.

      As of the date of prepayment, or as of the date of demand after default, the Bank will determine the interest rate differential between the rate stated in this note and the yield on a United States Government Treasury Note with the maturity closest to this note as the same is reported in the Wall Street Journal of that day (reporting the previous day's activity). In the event that the rate differential so determined is such that the Treasury Note yield is greater than this note's yield, no lost net interest income shall be paid to the Bank, nor, in any event, shall any sum be paid by the Bank to the Borrower.

      In the event that the rate differential so determined is such that this note's yield is greater than the Treasury Note yield, the difference shall be multiplied by the outstanding principal balance of this note, computed monthly for the remaining term of this note; the present value of such monthly computation shall be calculated and paid to the Bank as its lost net interest income. For the purpose of computing present value, the interest rate used for discounting shall be the bond equivalent yield of the six month United States Treasury Bill rate as reported in the Wall Street Journal of that day (reporting the previous day's activity).

      Notwithstanding the foregoing, the Bank may, in its sole discretion, choose to waive its right to receive either all or any portion of its lost net interest income as provided herein.

      At the option of the holder, this note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default: (1) the failure by the undersigned to pay when due any principal, interest, fees, costs and expenses due to the holder hereunder or otherwise; (2) if any statement, representation or warranty made in or in connection with the loan evidenced by this note, or in any supporting financial statement of the undersigned or of any guarantor hereof shall be found to have been false in any material respect;(3) the institution by or against the undersigned or any guarantor hereof of any proceedings pursuant to Title 11 of the United States Code entitled "Bankruptcy" (commonly referred to as the Bankruptcy Code) or any other law in which the undersigned or any guarantor hereof is alleged to be insolvent or unable to pay their respective debts as they mature or the making by the undersigned or any guarantor hereof of an assignment for the benefit of creditors; (4) the service upon the holder hereof of a writ in which the holder is named as trustee of the undersigned or of any guarantor hereof; or (5) termination for any reason of the Amended and Restated Loan and Security Agreement (Accounts Receivable and Inventory) dated October 31, 1994, as amended, between the Bank and Turbotec Products, Inc. (the "Agreement").

      This note may be prepaid in whole or in part at any time and from time to time without penalty or premium, provided that any such prepayment shall be applied to the installments due hereunder in the inverse order of their maturity.

      Any deposits or other sums at any time credited by or due from the Bank to the undersigned or any guarantor hereof, and any securities or other property of the undersigned or any such guarantor, in the possession of the Bank, may at any and all times be held and treated as security for the payment of the liabilities hereunder; and the Bank may apply or set off such deposits or other sums, at any time, and without notice to the undersigned or to any such guarantor, against any of such liabilities, whether or not the same have matured, and whether or not other collateral is available to the Bank.

      The undersigned agrees to pay all costs of collection including reasonable fees of attorneys.

      No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Every one of the undersigned and every indorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

      This note is secured pursuant to the terms of an Open-End Mortgage Deed of even date herewith on property located at 651 Day Hill Road, Windsor, Connecticut, and a Security Agreement - Inventory, Accounts, Equipment and Other Property dated September 4, 1992.

      All rights and obligations hereunder shall be governed by the law of the Commonwealth of Massachusetts and this note shall be deemed to be under seal.


Witness:                                   THERMODYNETICS, INC.


                                           By:   /s/  Robert I. Lieberman
----------------------------                  ----------------------------------
                                              Robert I. Lieberman, Treasurer